SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3697 Mt. Diablo Boulevard, Lafayette, California		94549

(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (925) 283-4573

Inapplicable

(Former name or former address if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1    Central Garden & Pet Company Press Release dated May 1, 2003.

Item 9.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition,” under Item 9 as directed by the SEC in Release No. 33-8216.

On May 1, 2003, Central Garden & Pet Company issued a press release announcing its financial results for the quarter ended March 29, 2003. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ STUART W. BOOTH
Stuart W. Booth Vice President Finance and Chief Financial Officer

Dated: May 1, 2003